EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 4, 2010

June 4, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	1.4%	1.6%	-4.1%
Class B Units	1.4%	1.6%	-4.4%
Legacy 1 Class Units	1.4%	1.5%	-3.5%
Legacy 2 Class Units	1.4%	1.5%	-3.6%
Global 1 Class Units	1.6%	1.6%	-2.9%
Global 2 Class Units	1.6%	1.7%	-3.0%
Global 3 Class Units	1.5%	1.6%	-3.8%

S&P 500 Total Return Index2	-2.2%	-2.2%	-3.7%
Barclays Capital U.S. Long Government Index2	1.5%	1.5%	9.6%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains markets	Decrease	Strong supply projections due to ideal farming weather in the Midwest
Sugar	Increase	Buying by large commodity funds and speculation that food producers will begin to replenish their sugar supplies
Lean hogs	Decrease	A stalled global economic recovery could reduce demand for pork

Grant Park’s longer-term trading advisors are predominantly short the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. dollar	Increase	Renewed demand for safe-haven currencies following weaker-than-expected U.S. payroll data and concerns about Hungary’s economy
Australian and New Zealand dollars	Decrease	Liquidations of higher-yielding currencies due to concerns about the global economy

Grant Park’s longer-term trading advisors are predominantly long the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Decrease	The Department of Labor reported that jobs added to the U.S. economy for May were nearly 20% below expectations
Natural gas	Increase	Forecasts for unusually warm temperatures in the U.S. coupled with predictions of an active hurricane season in 2010

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
North American equity markets	Decrease	Depressed investor sentiment caused by disappointing May employment data
European equity markets	Decrease	Reports of fiscal instability in Hungary
Nikkei 225	Increase	Increased investment in the Japanese markets caused by uncertainty in other global financial markets

Grant Park’s longer-term trading advisors are predominantly short the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
Global fixed-income markets	Increase	Declines in the global equity markets and weak investor sentiment

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Gold	Increase	Elevated buying by investors looking to hedge euro positions
Base metals	Decrease	Strong gains in the U.S. dollar and weak industrial demand forecasts caused by global economic growth uncertainty

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.